TORTOISE MLP FUND, INC.

COMMON STOCK ($0.001 PAR VALUE)

FIRST AMENDMENT

TO

CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

October 16, 2015

THIS FIRST AMENDMENT (this “Amendment”) to the Sales Agreement (defined below) is entered into on and as of October 16, 2015, by and among Tortoise MLP Fund, Inc., a Maryland corporation (the “Fund”), Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “Adviser”) and Cantor Fitzgerald & Co. (the “Agent”, and together with the Fund and Adviser, the “Parties”). Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Sales Agreement (as defined below).

WHEREAS, the Parties entered into that certain Controlled Equity OfferingSM Sales Agreement, dated July 27, 2012 (the “Sales Agreement”), with respect to the issuance and sale of shares of the Fund’s common stock, par value $0.001 per share having an aggregate gross sales price of up to $30,000,000 in at-the-market public offerings through the Agent; and

WHEREAS, the Parties desire to amend the Sales Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.     All references in the Sales Agreement to “July 10, 2012” are hereby changed to “October 8, 2015.”

2.     Each of the Fund and the Adviser represent to the Agent that it has duly authorized, executed and delivered this Amendment.

3.     Except as modified and amended in this Amendment, the Sales Agreement shall remain in full force and effect.

4.     This Amendment shall be governed by and construed in accordance with the law governing the Sales Agreement.

5.     This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

Very truly yours,

TORTOISE MLP FUND, INC.

By:
Name:
Title:

TORTOISE CAPITAL ADVISORS, LLC

By:
Name:
Title:

ACCEPTED, as of the date first-above written:

CANTOR FITZGERALD & CO.

By:
Name:
Title: